DIGITAL POWER CORPORATION

                              EMPLOYMENT AGREEMENT
                                       for
                                  JONATHAN WAX


     DIGITAL POWER CORPORATION ("Employer"), and JONATHAN WAX ("Employee"), agree as follows:

1. Employment. Employer employs Employee and Employee accepts employment with Employer on the terms and conditions set forth in this Employment Agreement ("Agreement").

2. Term. This Agreement shall be for an initial term from January 5, 2004 until January 4, 2005, and thereafter for an automatically renewable term of one year, unless terminated earlier as provided for herein. If this Agreement is not renewed by the Employer for the subsequent year pursuant to a written notice from the Employer to Employee delivered prior to December 1st of the applicable year, such non-renewal will be deemed to be a "Termination without Cause" and Employee shall be entitled to the amounts set forth in Section 6.2 hereof.

3. Position; Scope of Employment. Employee shall have the position of Chief Executive Officer and President for Employer, and shall have the duties and authority set forth below, and as detailed on the position description attached as Exhibit "A", which duties and authority may be modified from time to time by Employer. As Chief Executive Officer and President, Employee shall report directly to Employer's Board of Directors.

     3.1. Entire Time and Effort. Employee shall devote Employee's full working time, attention, abilities, skill, labor and efforts to the performance of his employment. Employee shall not, directly or indirectly, alone or as a member of a partnership or other organizational entity, or as an officer of any corporation (other than any which are owned by or affiliated with Employer) (i) be substantially engaged in or concerned with any other commercial duties or pursuits, (ii) engage in any other business activity that will interfere with the performance of Employee's duties under this Agreement, except with the prior written consent of Employer, or (iii) join the board of directors of any other corporation; provided, however, that Employee may join the board of directors of no more than two unaffiliated corporations so long as such corporations are not competitive, at the sole determination of Employer, to the current or future operations of Employer and those corporations offer some synergistic prospects or other support for Employer's goals.

     3.2. Rules and Regulations. Employee agrees to observe and comply with Employer's rules and regulations as provided by Employer and as may be amended from time to time by Employer and will carry out and perform faithfully such orders, directions and policies of Employer. To the extent any provision of this Agreement is contrary to an Employer rule or regulation, as such may be amended from time to time, the terms of this Agreement shall control.

4. Compensation. Employer shall pay to or provide compensation to Employee as set forth in this section 4. All compensation of every description shall be subject to the customary withholding tax and other employment taxes as required with respect to compensation paid to an employee.

     4.1 Base Salary. Employer shall pay Employee a base salary of One Hundred Sixty-Five Thousand Dollars ($165,000) per year commencing on January 5, 2004 ("Base Salary"). Employee's Base Salary shall be payable in accordance with Employer's regular pay schedule, but not less frequently than twice per month.

     4.2. Annual Review. On the date of Employer's annual meeting of stockholders and on each subsequent annual meeting of stockholders during the term of this Agreement, or at such other time as the Employer may establish in its discretion, Employer shall review the previous year's performance of Employee for the purpose of making reasonable increases to Employee's Base Salary; provided that Employer shall not be required to increase Employee's Base Salary, but may do so at its discretion.

     4.3. Bonuses. In addition to the Base Salary provided for in sections 4.1 and 4.2, Employee is eligible to receive bonuses, paid through issuance of stock or grant of options, based on Employer performance and Employee's attainment of objectives periodically established by the Compensation Committee of the Board of Directors. Employee will receive an incentive bonus of Twenty Thousand Dollars ($20,000), if Employer earns over Five Million Five Hundred Thousand Dollars ($5,500,000) in revenue for the twelve-month period ended December 31, 2004, excluding revenue earned from military contracts or Digital Power Limited. This one time bonus shall be payable immediately after it is earned. Annual bonuses to be provided to Employee shall not exceed thirty-five percent (35%) of Employee's Base Salary then in effect in any given year.

     4.4. Stock Option Grants. In addition to Base Salary provided for in sections 4.1 and 4.2, Employee is eligible to receive, in addition to any cash bonus provided for in section 4.3, an award of stock options as may be determined from time to time by Employer's Compensation. At the inception of this Agreement, and subject to plan requirements, Employee shall be granted, subject to Board approval, an initial option to acquire 150,000 shares at the fair market value on the date of grant, vesting twenty-five percent (25%) on January 5, 2004, and twenty-five percent (25%) on each anniversary date thereafter. This stock option shall terminate ninety (90) days after Employee ceases to be an employee of the Employer, except for death or disability as defined in the Plan. If the Employee ceases to be an employee due to termination without cause or due to a change in control, this stock option shall terminate after one hundred eighty (180) days.

     If Employee's employment is terminated by the Employer, other than due to cause as defined in section 6.1, all options granted under this section 4.4 shall fully vested on the date of termination. If there is a change of control in the Employer, all outstanding options granted under this section 4.4 shall fully vest immediately upon the Employer's public announcement of such a change. A "change of control" shall mean an event involving one transaction or a related series of transactions, excluding any transaction with Telkoor Telecom Ltd., in which (i) the Employer issues securities equal to 50% or more of the Employer's issued and outstanding voting securities, determined as a single class, to any individual, firm, partnership, limited liability company, or other entity, including a "group" within the meaning of SEC Exchange Act Rule 13d-3, (ii) the Employer issues voting securities equal to 50% or more of the issued and outstanding voting stock of the Employer in connection with a merger, consolidation other business combination, (iii) the Employer is acquired in a merger or other business combination transaction in which the Employer is not the surviving company, or (iv) all or substantially all of the Employer's assets are sold or transferred. A change in control of any shareholder of the Employer is not a change in control of the Employer.

     4.5. Vacation and Sick Leave. Employee shall be entitled to accrue up to Three (3) weeks vacation annually; provided, however, that vacation time may not accrue beyond Six (6) weeks of accrued and unused time. Employee shall be entitled to sick leave in accordance with Employer's sick leave policy, as amended from time to time. At the end of each anniversary of this Agreement, subject to the limit on two weeks accrued and unused vacation, all such unused and accrued vacation time shall be paid in cash.

     4.6. Other Fringe Benefits. Employee shall participate in all of Employer's fringe benefit programs in substantially the same manner and to substantially the same extent as other similar employees of Employer, excluding only those benefits expressly modified by the terms hereof.

     4.7. Expenses. Employee shall be reimbursed for his reasonable business expenses; subject to the presentation of evidence of such expenses in accordance with established policies adopted by Employer from time to time.

     4.8. Compensation From Other Sources. Any proceeds that Employee shall receive by virtue of qualifying for disability insurance, disability benefits, or health or accident insurance shall belong to Employee. Employee shall not be paid Base Salary in any period in which he receives benefits as determined and paid under Employer's long-term disability policy. Benefits paid to Employee under Employer's short-term disability policy shall reduce, by the same amount, Base Salary payable to Employee for such period.

5. Confidential Information of Customers of Employer. During the Employment Term and at all times thereafter, the Employee agrees to keep secret and to retain in the strictest confidence all confidential matters which relate to the Employer or its "affiliate" (as that term is defined in the Exchange Act), which are of a specific nature to the Employer's business and not generic skills or knowledge of Employer, and which may include, but not necessarily be limited to, customer lists, client lists, trade secrets, pricing lists, business plans, financial projections and reports, business strategies, internal operating procedures, and other confidential business information from which the Employer derives an economic or competitive advantage, or from which the Employer might derive such advantage in its business, whether or not labeled "secret" or "confidential."

6. Compensation in the Event of Termination.

     6.1. Termination For Cause. The Employer reserves the right to terminate this Agreement for cause upon: (a) Employee's willful and continued failure to substantially perform his duties with the Employer (other than such failure resulting from his incapacity due to physical or mental illness) after there is delivered to Employee by the Board, acting reasonably and in good faith, a written demand for substantial performance which sets forth in detail the specific respects in which the Board believes Employee has not performed his duties, and giving Employee not less than thirty (30) days to correct the deficiencies specified in the written notice; (b) Employee's willful engagement in gross misconduct as determined by the Board which is materially and demonstrably injurious to the Employer; or (c) Employee's commission of a felony, or an act of fraud against the Employer or its affiliates. Upon termination for cause, Employee shall not be entitled to any severance benefits

     6.2. Termination Without Cause; Severance. Notwithstanding anything to the contrary in this Agreement, the Employer reserves the right to terminate this Agreement at any time without cause. If Employee is terminated without cause, then on such date, the Employee-Employer relationship will cease and Employee, shall be paid, Employee's base salary, including any increases in base salary previously approved by the Board of Directors, for the next twelve (12) months following the date of termination of Employment payable in accordance with Employer's regular pay schedule.

     6.3. Change in Control; Severance. If there is a "change in control" of the Employer, and Employee will no longer be employed by Employer or its successor in the same capacity and pay, then this Agreement shall be terminated, effective as of the date the change in control. The term "change in control" is defined in
Section 4.4. In the event of a change in control, Employee, upon the effective date of the change in control, shall be paid, Employee's base salary, including any increases in base salary previously approved by the Board of Directors, for the next twelve (12) months following the announcement of the change in control payable in accordance with Employer's regular pay schedule.

     6.4. Voluntary Termination by Employee. Notwithstanding anything to the contrary in this Agreement, Employee may terminate this Agreement at any time with written notice to the Employer. If Employee voluntarily terminates employment, Employee shall not be entitled to any severance benefits, but will be entitled to receive all deferred compensation and any other benefits required by law, but excluding any unvested options.

     6.5. Termination Without Cause for Failure to Raise Required Capital. As an inducement for Employee to enter into this contract, Employer covenants that it will raise capital in the minimum amount of $500,000 from the sale of its equity securities. In the event Employer fails to raise $500,000 from the sale of its equity securities by June 30, 2004, such failure shall be deemed a Termination Without Cause.

7. Trade Secrets. Employee shall not disclose to any others, or take or use for Employee's own purposes or purposes of any others, during the term of this Agreement or at any time thereafter, any of Employer's trade secrets, including without limitation, confidential information, customer lists, computer programs or computer software of Employer. Employee agrees that these restrictions shall also apply to (i) trade secrets belonging to third parties in Employer's possession and (ii) trade secrets conceived, originated, discovered or developed by Employee during the term of this Agreement. Information of Employer shall not be considered a trade secret if it is lawfully known outside of Employer by anyone who does not have a duty to keep such information confidential.

     7.1 Inventions; Ownership Rights. Employee agrees that all ideas, techniques, inventions, systems, formulas, discoveries, technical information, programs, prototypes and similar developments ("Developments") developed, created, discovered, made, written or obtained by Employee in the course of or as a result, directly or indirectly, of performance of his duties hereunder, and all related industrial property, copyrights, patent rights, trade secrets and other forms of protection thereof, shall be and remain the property of Employer. Employee agrees to execute or cause to be executed such assignments and applications, registrations and other documents and to take such other action as may be requested by Employer to enable Employer to protect its rights to any such Developments. If Employer requires Employee's assistance under this section
8.1 after termination of this Agreement, Employee shall be compensated for his time actually spent in providing such assistance at an hourly rate equivalent to the prevailing rate for such services and as agreed upon by the parties.

8. Actions Contrary to Law. Nothing contained in this Agreement shall be construed to require the commission of any act contrary to law, and whenever there is any conflict between any provision of this Agreement and any statute, law, ordinance, or regulation, contrary to which the parties have no legal right to contract, then the latter shall prevail; but in such event, the provisions of this Agreement so affected shall be curtailed and limited only to the extent necessary to bring it within legal requirements.

9. Miscellaneous.

     9.1. Notices. All notices and demands of every kind shall be personally delivered or sent by first class mail to the parties at the addresses appearing below or at such other addresses as either party may designate in writing, delivered or mailed in accordance with the terms of this Agreement. Any such notice or demand shall be effective immediately upon personal delivery or three
(3) days after deposit in the United States mail, as the case may be.

                EMPLOYER:                 Digital Power Corporation
                                          41920 Christy Street
                                          Fremont, California 94538
                                          (510) 657-2635

                EMPLOYEE:                 Jonathan Wax

     9.2. Attorneys' Fees; Prejudgment Interest. If the services of an attorney are required by any party to secure the performance hereof or otherwise upon the breach or default of another party to this Agreement, or if any judicial remedy or arbitration is necessary to enforce or interpret any provision of this Agreement or the rights and duties of any person in relation thereto, the prevailing party shall be entitled to reasonable attorneys' fees, costs and other expenses, in addition to any other relief to which such party may be entitled. Any award of damages following judicial remedy or arbitration as a result of the breach of this Agreement or any of its provisions shall include an award of prejudgment interest from the date of the breach at the maximum amount of interest allowed by law.

     9.3. Choice of Law, Jurisdiction, Venue. This Agreement is drafted to be effective in the State of California, and shall be construed in accordance with California law. The exclusive jurisdiction and venue of any legal action by either party under this Agreement shall be the County of Alameda, California.

     9.4. Amendment, Waiver. No amendment or variation of the terms of this Agreement shall be valid unless made in writing and signed by Employee and Employer. A waiver of any term or condition of this Agreement shall not be construed as a general waiver by Employer. Failure of either Employer or Employee to enforce any provision or provisions of this Agreement shall not waive any enforcement of any continuing breach of the same provision or provisions or any breach of any provision or provisions of this Agreement.

     9.5. Assignment; Succession. It is hereby agreed that Employee's rights and obligations under this Agreement are personal and not assignable. This Agreement contains the entire agreement and understanding between the parties to it and shall be binding on and inure to the benefit of the heirs, personal representatives, successors and assigns of the parties hereto.

     9.6. Independent Covenants. All provisions herein concerning unfair competition and confidentiality shall be deemed independent covenants and shall be enforceable without regard to any breach by Employer unless such breach by Employer is willful and egregious.

     9.7. Entire Agreement. This document constitutes the entire agreement between the parties, all oral agreements being merged herein, and supersedes all prior representations. There are no representations, agreements, arrangements, or understandings, oral or written, between or among the parties relating to the subject matter of this Agreement that are not fully expressed herein.

     9.8. Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, the remainder of the Agreement which can be given effect without the invalid provision shall continue in full force and effect and shall in no way be impaired or invalidated.

     9.9. Captions. All captions of sections and paragraphs in this Agreement are for reference only and shall not be considered in construing this Agreement.

     9.10. Nomination as Director. Upon the execution of this Agreement, Employee shall be up for consideration to be nominated and elected to Employer's board of directors. Further, if Employee is nominated and elected to Employer's board of directors, then, during the term of this Agreement, at each annual or special meeting of the shareholders, Employee will be nominated by the board or nominating committee to serve as director.

                                  EMPLOYER:

                                  DIGITAL POWER CORPORATION


                                  By:____________________________________
                                     Ben-Zion Diamant,
                                     Chairman



                                  By:____________________________________
                                     David Amitai,
                                     Director



                                  By:____________________________________
                                     Mark Thum,
                                     Director



                                  By:____________________________________
                                     Youval Menipaz,
                                     Director



                                  By:____________________________________
                                     Yeheskel Manea,
                                     Director



                                  By:____________________________________
                                     Amos Kohn,
                                     Director



                                  EMPLOYEE:


                                  By:____________________________________
                                     Jonathan Wax, an individual